Exhibit 10.9

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

GI-6300 PROGRAM LICENSE AGREEMENT

THIS GI-6300 PROGRAM LICENSE AGREEMENT (together with any appendices attached hereto, this “Agreement”) is made and entered into as of July 24, 2013 (the “GI-6300 Effective Date”), by and among GlobeImmune, Inc., a Delaware corporation located at 1450 Infinite Drive, Louisville, Colorado 80027, United States of America (“GlobeImmune”), Celgene Corporation, a Delaware corporation located at 86 Morris Avenue, Summit, New Jersey 07901, United States of America (“Celgene U.S.”), and Celgene Alpine Investment Co., LLC, a Delaware limited liability company wholly owned by Celgene International Sàrl, a Swiss company with its registered business address at Route de Perreux 1, 2017 Boudry, Switzerland (“Alpine” and, collectively, with Celgene U.S., “Celgene”). GlobeImmune and Celgene are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, GlobeImmune and Celgene U.S. are parties to the Collaboration and Option Agreement, effective as of May 14, 2009, as amended pursuant to that certain Amendment # 1 to Collaboration and Option Agreement on November 6, 2009, Amendment # 2 to Collaboration and Option Agreement on February 9, 2010, Amendment # 3 to Collaboration and Option Agreement on June 16, 2011, and letter agreement on October 24, 2011 (the “Option Agreement”), which sets forth certain rights and obligations of both Parties relating to certain collaboration, research and development activities for certain drug candidates and future drug programs;

WHEREAS, GlobeImmune and Celgene U.S. are parties to that certain Supply Agreement, dated February 1, 2011, which is the “Supply Agreement” as defined by the Option Agreement;

WHEREAS, Celgene U.S. will assign to Alpine all of Celgene U.S.’s rights and obligations (including intellectual property rights) under the Option Agreement with respect to the GI-6300 Program outside the United States, which assignment will be effective immediately prior to the GI-6300 Effective Date; provided that Celgene U.S. will retain all rights and obligations (including intellectual property rights) under the Option Agreement with respect to the GI-6300 Program inside the United States;

WHEREAS, pursuant to Section 4.1.5(a) of the Option Agreement, Celgene, at any time, is entitled to exercise an option to take a license with respect to the GI-6300 Program, including GI-6301, under certain terms;

WHEREAS, Celgene desires to take a license under the GI-6300 Program under new and different terms;

WHEREAS, GlobeImmune is willing to agree to the terms for the new license, subject to Celgene making an upfront license payment to GlobeImmune; and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

WHEREAS, to effectuate the granting of the license, the Parties will agree to make certain amendments to the Option Agreement;

NOW, THEREFORE, in consideration of the covenants contained herein, the Parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.	License.

(a)	License Fee for GI-6300 Program. In consideration of the terms and conditions of this Agreement, including the grant of the license with respect to the GI-6300 Program set forth in this Agreement, Celgene, within five Business Days following the GI-6300 Effective Date, shall pay to GlobeImmune $9 million. [*]

(b)	License Grant for GI-6300 Program. Pursuant to Section 4.1.5(a) of the Option Agreement, Celgene hereby exercises its Celgene Program Option with respect to the GI-6300 Program, subject to the new terms and conditions set forth in this Agreement. In furtherance thereof (and in furtherance of the other terms and conditions of this Agreement, including the amendments to the Option Agreement), the Parties hereby confirm the following license granted to Celgene with respect to the GI-6300 Program, including GI-6301:

Subject to the terms and conditions of the Option Agreement (including the reservation of rights in Section 5.4 thereof, and the payment by Celgene of all amounts with respect to the GI-6300 Program as and when such amounts become due and payable under this Agreement and the Option Agreement), GlobeImmune hereby grants to Celgene and its Affiliates the exclusive (even as to GlobeImmune and its Affiliates), worldwide, nontransferable (except as provided in Section 13.4 of the Option Agreement) license, with the right to grant sublicenses solely in accordance with Section 5.2 of the Option Agreement, under the Licensed Intellectual Property, to use, sell, offer to sell, import, make and have made, and otherwise Develop, Commercialize or manufacture any Celgene Development Compound within the GI-6300 Program and any Licensed Product containing any such Celgene Development Compound, during the Term, in the Territory in the Field, such license to be effective as of the GI-6300 Effective Date; provided that GlobeImmune reserves, until the earliest of the Trigger Events (as defined below), the limited right under the Licensed Intellectual Property to Complete all Clinical Trials set forth in the Initial Development Plan for the GI-6300 Program.

(c)	Royalties for the GI-6300 Program. The Parties agree that, as consideration for the license rights granted to Celgene with respect to the GI-6300 Program and in modification of the existing provisions of Section 6.3.1 of the Option Agreement, the royalties to be paid to GlobeImmune on Net Sales by Celgene, its Affiliates and its Sublicensees of all Licensed Products from the GI-6300 Program as further provided in Section 6.3.1 of the Option Agreement (and subject to the other terms and conditions of the Option Agreement) will be as follows:

Net Sales in the Territory in a Calendar Year Per Each Licensed Product in the GI-6300 Program	Royalty Rate for the GI-6300 Program
Up to and equal to [*]	[*]
Greater than [*] and less than or equal to [*]	[*]
Greater than $1,000,000,000	[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)	Research and Development Milestones for the GI-6300 Program. The Parties agree that, in consideration of the research and Development work performed by GlobeImmune under this Agreement and the Option Agreement for the GI-6300 Program and in modification of the existing provisions of Section 6.2.3(b) of the Option Agreement, the research and development milestones to be paid to GlobeImmune with respect to the GI-6300 Program as further provided in Section 6.2.3(b) of the Option Agreement (and subject to the other terms and conditions of the Option Agreement) will be as follows:

Milestone Event for the GI-6300 Program	Payment
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

Total for the GI-6300 Program	$85,000,000

[*]

(e)	Net Sales Milestones for the GI-6300 Program. The Parties agree that, in consideration of the research and Development work performed by GlobeImmune under this Agreement and the Option Agreement for the GI-6300 Program, the Net Sales milestones to be paid to GlobeImmune with respect to the GI-6300 Program as further provided in Section 6.2.5 of the Option Agreement (and subject to the other terms and conditions of the Option Agreement) will be as follows:

Cumulative Net Sales for Licensed Products in the GI-6300 Program worldwide	Payment
[*]	[*]
[*]	[*]
[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f)	GlobeImmune Licensed Patents and Platform Patents with respect to GI-6300 Program. As of the GI-6300 Effective Date, the GlobeImmune Licensed Patents with respect to the GI-6300 Program are as set forth on Appendix A attached hereto. As of the GI-6300 Effective Date, the Platform Patents with respect to the GI-6300 Program are as set forth on Appendix B attached hereto. If any Patent with respect to the GI-6300 Program as of the GI-6300 Effective Date is not listed on Appendix A, but otherwise falls within the definition of GlobeImmune Licensed Patents (i.e., is a Patent Controlled by GlobeImmune during the Term that (i) describes, claims, or covers a Collaboration Compound within the GI-6300 Program, or (ii) is necessary or useful for the Development, Commercialization, or manufacture of a Collaboration Compound within the GI-6300 Program), such Patent shall be deemed to be a GlobeImmune Licensed Patent, even though not listed on such appendix.

(g)	Governance. Notwithstanding Celgene’s exercise of its Celgene Program Option with respect to the GI-6300 Program and notwithstanding Section 2.1.5 of the Option Agreement, as provided in Section 1(j)(iv) below, the JRC will continue to have reviewing, monitoring, and approving responsibilities with respect to the GI-6300 Program until the earliest of the Trigger Events. In furtherance thereof, the Parties hereby confirm, as provided in Article 2 of the Option Agreement, the following governance provisions, which the Parties agree will apply with respect to the GI-6300 Program until the earliest of the Trigger Events:

The JRC shall have reviewing, monitoring, and approving responsibilities for all Development activities performed by GlobeImmune under the Initial Development Program with respect to the GI-6300 Program. The JRC shall also provide a forum for sharing advice, progress, and results relating to such activities and shall attempt to facilitate the resolution of any disputes between the Parties, as described in Section 2.1.3 of the Option Agreement. More specifically, the JRC shall, among other things: (i) modify, as applicable, plans for the conduct of the Initial Development Program with respect to the GI-6300 Program in accordance with Section 3.2.5 of the Option Agreement (as amended in this Agreement); and (ii) review and provide advice regarding the overall progress of GlobeImmune’s efforts to optimize and Develop Drug Candidates (and any Follow-On Compounds with respect to such Drug Candidate) in the GI-6300 Program in accordance with the Initial Development Program. Decisions of the JRC shall be made by consensus, with each Party having collectively one vote in all decisions. If the JRC is unable to reach a consensus decision on a matter that is within its decision-making authority with respect to the GI-6300 Program within 30 days after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue referred to the Chairperson, or such other person designated by GlobeImmune from time to time, for resolution, and such resolution shall be binding on the Parties.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(h)	Initial Development Plan for the GI-6300 Program. As permitted by Section 4.1.5(a) of the Option Agreement, Celgene requests that GlobeImmune continue the clinical Development for the GI-6300 Program, as though the Celgene Program Option had not been exercised; provided that Celgene retains the right at any time, upon written notice to GlobeImmune, to assume all such Development responsibilities. GlobeImmune elects to continue conducting such clinical Development work, but GlobeImmune retains the right at any time, upon written notice to Celgene, to cease such work. GlobeImmune agrees to update Celgene on the progress of the clinical Development through the JRC. Notwithstanding anything to the contrary in the Option Agreement (including Sections 3.1.4 and 4.1.5(a)), any clinical Development (including all Clinical Trials) that is conducted by GlobeImmune shall be at its sole expense. Celgene acknowledges that it shall remain obligated to make the milestone payments due pursuant Sections 6.2.3(b) (as amended in this Agreement) and 6.2.5 of the Option Agreement in accordance with the terms and conditions of such sections. With respect to Development work on the GI-6300 Program that GlobeImmune elects to conduct, GlobeImmune will continue to comply with the Option Agreement with respect to such Development work, including Sections 3.2.5, 3.2.6, 3.3.1, and 3.6 of the Option Agreement, to the same extent as though the Celgene Program Option had not been exercised.

(i)	Technology Transfer; Supply Agreement.

(i)	In addition to any technology transfer pursuant to Section 5.5 of the Option Agreement, beginning no later than September 1, 2013, GlobeImmune shall use Commercially Reasonable Efforts to promptly transfer to Celgene, at no cost to Celgene, (A) any existing Third Party manufacturing agreements to the extent applicable to the GI-6300 Program or any Celgene Development Compounds therein, to the extent permitted under the terms of such agreements, and (B) all Licensed Intellectual Property applicable to the GI-6300 Program and process development study reports, analytical study reports, method development documents supporting IND filing and any other study reports or annual reports relating to the Manufacture of any Celgene Development Compounds in the GI-6300 Program (collectively “Manufacturing Intellectual Property”) and shall use Commercially Reasonable Efforts to complete such transfer in a timely manner but no later than 90 days after the initiation date. In addition, GlobeImmune shall use Commercially Reasonable Efforts, including making its personnel available for meetings or teleconferences, to support and assist Celgene, at no cost to Celgene in transferring such Manufacturing Intellectual Property to Celgene and shall continue to support and assist Celgene continuously until the technology transfer is complete.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)	The Parties agree as follows:

(A)	Prior to the GI-6300 Effective Date, the Supply Agreement has not previously become effective with respect to the GI-6300 Program, and no activities have occurred under the Supply Agreement with respect to the GI-6300 Program.

(B)	The GI-6300 Program (and all “Products” (as defined in the Supply Agreement) in such Program) will be excluded from the scope of the Supply Agreement, effective immediately prior to the GI-6300 Effective Date. As such, Celgene’s exercise of the Celgene Program Option with respect to the GI-6300 Program, as described in this Agreement, will not trigger a “Product Option Effective Date” under the Supply Agreement and will not cause the Supply Agreement to become effective with respect to the GI-6300 Program.

(C)	As described in Section 1(b) above and in Section 4.8 of the Option Agreement (as amended in this Agreement), Celgene shall have no obligation to obtain any supply from GlobeImmune or a GlobeImmune authorized Third Party second source of supply of Celgene’s requirements for any Celgene Development Compounds in the GI-6300 Program; and Celgene’s license with respect to the GI-6300 Program shall not be subject to any reservation of rights by GlobeImmune to make and have made Celgene Development Compound(s) and Licensed Product(s) in the GI-6300 Program, except as part of the limited right, until the earliest of the Trigger Events, to Complete all Clinical Trials set forth in the Initial Development Plan for the GI-6300 Program or as described in Section 1(j)(viii) below.

(D)	For the avoidance of doubt, neither the exclusion of the GI-6300 Program from the Supply Agreement nor any transfer of Manufacturing Intellectual Property under Section 1(i)(i) will trigger any obligation of Celgene to make any Step In Payment (as defined in the Supply Agreement) to GlobeImmune.

(j)	Allocation of Responsibilities for the GI-6300 Program. Notwithstanding Celgene’s exercise of its Celgene Program Option with respect to the GI-6300 Program and given that GlobeImmune will continue to conduct, at GlobeImmune’s discretion, the clinical Development for the GI-6300 Program as though the Celgene Program Option had not been exercised, the Parties agree that, until the earliest of (x) GlobeImmune’s Completion of the Clinical Trials set forth in the Initial Development Plan for the GI-6300 Program, (y) GlobeImmune’s election to cease any further work on Clinical development for the GI-6300 Program, and (z) Celgene’s election to assume all such Development responsibilities (each, a “Trigger Event”):

(i)	The provisions of the last sentence of Section 4.1.4 of the Option Agreement and the provisions of Section 5.5 of the Option Agreement will not apply; provided that, at any time upon Celgene providing written notice to GlobeImmune, such provisions shall apply, and GlobeImmune will then comply with such sections, including by providing or effecting a transfer of information, materials, and data to Celgene or providing reasonable assistance, in each case, as provided in such sections;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)	Sections 4.2 and 4.4 of the Option Agreement will not apply; provided that, at any time upon Celgene providing written notice to GlobeImmune, the provisions of Section 4.2.4 of the Option Agreement will apply, in which event GlobeImmune will comply with such sections, including by assigning all Regulatory Filings and clinical trial or other subcontractor agreements with respect to the GI-6300 Program as required by such section;

(iii)	GlobeImmune will retain Prosecution responsibility for all GlobeImmune Licensed Patents with respect to the GI-6300 Program under Section 8.2 of the Option Agreement as though the Celgene Program Option had not been exercised; provided that, at any time upon Celgene providing written notice to GlobeImmune, Celgene may assume such responsibilities with respect to the GI-6300 Program, as permitted under Section 8.2 of the Option Agreement (i.e., in the manner permitted by virtue of Celgene’s exercise of the Celgene Program Option);

(iv)	The JRC will continue to have reviewing, monitoring, and approving responsibilities with respect to the GI-6300 Program;

(v)	GlobeImmune shall continue to be responsible for making or having made all of its requirements of any Collaboration Compounds in the GI-6300 Program as provided in the first sentence of Section 4.8 of the Option Agreement to the same extent as GlobeImmune was responsible prior to Celgene’s exercise of the Celgene Program Option with respect to the GI-6300 Program;

(vi)	GlobeImmune will retain the right to publish or present data with respect to the GI-6300 Program under Section 9.7.2 of the Option Agreement (as amended in this Agreement) as though the Celgene Program Option had not been exercised; provided that Celgene will also have the right to publish or present data with respect to the GI-6300 Program under Section 9.7.1 of the Option Agreement (i.e., in the manner permitted by virtue of Celgene’s exercise of the Celgene Program Option);

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(vii)	The provisions of Section 10.4.1 of the Option Agreement will not apply; and

(viii)	Subject to the oversight of the JRC, (x) GlobeImmune may continue to permit the National Cancer Institute to perform research with respect to the GI-6300 Program under that certain Cooperative Research and Development Agreement (CRADA) for Intramural-PHS Clinical Research between GlobeImmune and The U.S. Department of Health and Human Services, as represented by National Cancer Institute, an Institute, Center, or Division of the NIH, effective May 8, 2008, and (y) GlobeImmune may continue to make and have made Celgene Development Compound within the GI-6300 Program for such research.

(k)	Confirmation of Certain Terms With Respect to the GI-6300 Program. Notwithstanding GlobeImmune’s performance of Development responsibilities for the GI-6300 Program as provided in this Agreement (including Section 1(h) of this Agreement), for the avoidance of doubt, the Parties acknowledge and agree that, with Celgene’s exercise of its Celgene Program Option with respect to the GI-6300 Program, effective as of the GI-6300 Effective Date:

(i)	All Collaboration Compounds (and any Follow-On Compounds with respect to such Collaboration Compounds) within the GI-6300 Program, including GI-6301, shall be designated as Celgene Development Compound(s) in accordance with Section 4.1.3 of the Option Agreement;

(ii)	All proprietary and confidential information with respect to the GI-6300 Program will be treated as Confidential Information of both GlobeImmune and Celgene, as provided in Section 3.2.8 of the Option Agreement;

(iii)	Celgene’s license under Section 5.1.1 of the Option Agreement will be effective with respect to all Celgene Development Compounds in the GI-6300 Program and all Licensed Products containing any such Celgene Development Compounds; provided that GlobeImmune will retain, until the earliest of the Trigger Events, a limited right under the Licensed Intellectual Property to Complete all Clinical Trials set forth in the Initial Development Plan for the GI-6300 Program;

(iv)	The provisions of Section 8.3 and 8.9 of the Option Agreement shall apply with respect to the GI-6300 Program in the manner applicable following Celgene’s exercise of the Celgene Program Option; and

(v)	Any termination rights or termination consequences under Article 11 applicable with respect to a Program for which Celgene previously exercised its Celgene Program Option shall apply to the GI-6300 Program.

(l)	Acknowledgement. The Parties acknowledge that, for purposes of calculating Net Sales under this Agreement and the Option Agreement, as provided in Section

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.46 of the Option Agreement, “GAAP” will be defined as follows: generally accepted accounting principles in the United States, consistently applied; provided that, to the extent that a Party adopts International Financial Reporting Standards (IFRS), then “GAAP” means International Financial Reporting Standards (IFRS), consistently applied.

2.	Amendments to the Option Agreement.

(a)	Section 1.80 of the Option Agreement shall be deleted in its entirety and replaced with the following:

“1.80 “Net Sales” means, with respect to all Licensed Products, [*]

(b)	Section 3.2.5 of the Option Agreement shall be amended by adding the following to the end of such section:

“Notwithstanding the foregoing and notwithstanding the prohibition in Section 2.1.3 on the JRC’s ability to amend the Initial Development Plan, GlobeImmune will deliver each proposed update with respect to the GI-6300 Program to Celgene in the form of an amended Initial Development Plan with respect to the GI-6300 Program; and such proposed amended Initial Development Plan will be reviewed and adopted (with such modifications agreed to by the JRC) or rejected by the JRC (with decisions of the JRC being resolved in accordance with Section 2.1.3) and will not require the separate approval of the Parties.”

(c)	Section 4.4 of the Option Agreement shall be amended by adding the following to the end of such section:

“Notwithstanding the foregoing or anything in this Agreement to the contrary, Celgene will have no obligations under this Section 4.4 or any other provision of this Agreement to Develop any Celgene Development Compounds or Licensed Products from the GI-6300 Program; instead, Celgene’s obligations under this Section 4.4 with respect to the GI-6300 Program will be limited to using Commercially Reasonable Efforts in Commercializing [*] Celgene Development Compound or Licensed Product from the GI-6300 Program after obtaining Regulatory Approval for a Celgene Development Compound or Licensed Product in the GI-6300 Program.”

(d)	Section 4.8 of the Option Agreement shall be amended by adding the following to the end of such section:

Notwithstanding the foregoing or anything else in this Agreement to the contrary, (a) the provisions of this Section 4.8 (other than the first sentence hereof) shall not apply to the GI-6300 Program; (b) following the exercise of the Celgene Program Option for the GI-6300 Program, Celgene shall have no obligation to obtain any supply from GlobeImmune or a GlobeImmune authorized Third Party second source of supply of Celgene’s requirements for any Celgene Development

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Compounds in the GI-6300 Program; (c) the Supply Agreement shall not apply to the GI-6300 Program; and (d) following the exercise of the Celgene Program Option for the GI-6300 Program, Celgene’s license with respect to the GI-6300 Program pursuant to Section 5.1.1 shall include the exclusive license under the Licensed Intellectual Property to make and have made (and otherwise manufacture) any Celgene Development Compound in the GI-6300 Program and any Licensed Products containing any such Celgene Development Compound, without being subject to any reservation of rights by GlobeImmune to make and have made Celgene Development Compound(s) and Licensed Product(s) in the GI-6300 Program.

(e)	Section 6.2.3(b) of the Option Agreement shall be deleted in its entirety and replaced with the following:

“(b) GI-6300. In consideration of the research and Development work performed by GlobeImmune under this Agreement for the Program for GI-6300, Celgene will pay, within thirty (30) days following the date of achievement of each milestone below (or, if achievement of such milestone is within the control of GlobeImmune, within thirty (30) days following Celgene’s receipt of notice of the achievement of such milestone), to GlobeImmune the following milestone payments once each upon the achievement of the designated milestone events per the Program for GI-6300. Each payment will be made once regardless of how many Collaboration Compounds in the GI-6300 Program may achieve each milestone event. If any Regulatory Approval milestone event is achieved, the previously listed Phase 3 Trial development milestone event, if not already achieved, shall be considered to be simultaneously achieved.

Milestone Event for GI-6300 Program	Payment
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

Total for GI-6300 Program	$85,000,000

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f)	Section 6.3.1 of the Option Agreement shall be amended by adding the following to the end of such section: “Notwithstanding the foregoing, as consideration for the license rights granted to Celgene under this Agreement with respect to the GI-6300 Program, including pursuant to Section 5.1, Celgene will pay GlobeImmune royalties on Net Sales by Celgene, its Affiliates and its Sublicensees of all Licensed Products from the GI-6300 Program, the manufacture, use, sale, offer for sale, or importation of which is covered or claimed by a Valid Claim of a GlobeImmune Licensed Patent (as determined on a Licensed Product-by-Licensed Product basis and a country-by-country basis), during a Calendar Year, on a Licensed Product-by-Licensed Product basis, in any countries of the Territory in which the Licensed Product is sold, during the Royalty Term for such Licensed Product, in the amounts as follows:

Net Sales in the Territory in a Calendar Year Per Each Licensed Product in the GI-6300 Program	Royalty Rate for the GI-6300 Program
Up to and equal to[*]	[*]
Greater than [*] and less than or equal to [*]	[*]
Greater than [*]	[*]	”

(g)	Section 9.7.2 of the Option Agreement shall be deleted in its entirety and replaced with the following:

“9.7.2 Publication by GlobeImmune. GlobeImmune may publish or present data and/or results relating to, or activities conducted hereunder with respect to, any compound within a Program (i) in the case of Programs other than the GI-6300 Program, prior to the exercise of a Celgene Program Option for such Program or (ii) in the case of the GI-6300 Program, until the transfer of Development responsibilities for such GI-6300 Program from GlobeImmune to Celgene, in each case, in scientific journals and/or at scientific conferences, subject to the prior review and comment by Celgene as follows. GlobeImmune shall provide Celgene with any such proposed manuscript relating to any compound within such Program by delivering a copy thereof to Celgene no less than forty-five (45) days before its intended submission for publication. Celgene shall have thirty (30) days from Celgene’s receipt of any such manuscript in which to notify GlobeImmune in writing of any objections to the publication, including objections to the disclosure of Confidential Information of Celgene or objections that will adversely affect any potential Celgene Development Compound or Licensed Product. GlobeImmune shall provide Celgene with any such proposed abstract or presentation relating to any compound within such Program by delivering a copy thereof to Celgene no less than seven (7) days before its intended submission for publication or presentation. Celgene shall have five (5) days from Celgene’s receipt of such abstract or presentation in which to notify GlobeImmune in writing of any objections to the abstract or presentation,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

including objections to the disclosure of Confidential Information of Celgene or objections that will adversely affect any potential Celgene Development Compound or Licensed Product. In the event Celgene objects to the manuscript, abstract, or presentation in writing, within the period set forth in this Section 9.7.2, GlobeImmune agrees not to submit the manuscript or abstract or make the presentation either entirely or containing the objected-to information, as applicable, until the Parties have agreed to the content of the proposed disclosure, and GlobeImmune shall delete from the proposed disclosure any Celgene Confidential Information upon the reasonable request of Celgene. Once any manuscript, abstract or presentation is accepted for publication (after compliance with this Section 9.7.2), GlobeImmune will provide Celgene with a copy of the final version of the manuscript, abstract or presentation. The Parties acknowledge that manuscripts, abstracts and presentations relating to Collaboration Compounds submitted for publication by GlobeImmune prior to the Effective Date shall not be subject to the above review procedure. Notwithstanding anything to the contrary in this Section 9.7.2, GlobeImmune’s licensors and collaborators shall have the right to publish or present data and/or results relating to any compound within a Program or the activities conducted under this Agreement in scientific journals and/or at scientific conferences to the extent required under any of the Third Party agreement(s) set forth in Schedule A and Schedule B as of the Effective Date; provided that, to the extent GlobeImmune has any rights of prior review or approval, then (a) GlobeImmune shall disclose such publications or presentations to Celgene, and (b) with respect to such publications or presentations, GlobeImmune shall take any action requested by Celgene, including withholding consent to such publication or presentation, to the extent GlobeImmune has the right to take such action under the applicable agreement with such Third Party.”

(h)	Article 9.7 of the Option Agreement shall be amended by adding the following new Section 9.7.4:

“9.7.4 Notices to Alliance Managers. All notices to be made by one Party under this Section 9.7 (including one Party providing a copy of any publications to the other Party) shall be in writing and shall be delivered in one of the following manners:

(a) delivered by e-mail to the other Party’s Alliance Manager; provided that such notice shall not be deemed given until the other Party’s Alliance Manager returns an e-mail acknowledgement to the sender of the e-mail that such Alliance Manager has received the notice under this Section 9.7, and the Parties agree that an e-mail receipt automatically generated by the Parties’ respective computer systems shall not satisfy this condition; or

(b) delivered to the other Party in accordance with the provisions of Section 13.2.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Each Party will provide the e-mail address for its Alliance Manager to the other Party in accordance with Section 2.2.”

(i)	Section 9.8 of the Option Agreement shall be amended by adding the following new sentence to the end of such Section 9.8:

“All notices to be made by one Party under this Section 9.8 (including one Party providing a copy of any public announcements to the other Party) shall be made to the other Party in the same manner as provided under Section 9.7.4 for notices under Section 9.7.”

(j)	Section 13.2 of the Option Agreement shall be amended by replacing the notice information for Celgene in such section with the following:

“If to Celgene:

Celgene Corporation

86 Morris Avenue

Summit, New Jersey 07901 U.S.A.

Attention: Jean-Pierre Bizzari

Facsimile: (908) 673-9001

With copies to:

Celgene Corporation

86 Morris Avenue

Summit, New Jersey 07901 U.S.A.

Attention: Legal Department

Fax: (908) 673-2771

and:

Celgene Corporation

86 Morris Avenue

Summit, New Jersey 07901 U.S.A.

Attention: GlobeImmune Collaboration Alliance Manager

Fax: (908) 673-2111”

(k)	Section 13.4 of the Option Agreement shall be deleted in its entirety and replaced with the following:

“13.4 Assignment. Neither Party may, without the consent of the other Party, assign or transfer any of its rights and obligations hereunder; provided that no such consent is required for an assignment or transfer to (i) a successor in interest by reason of merger or consolidation or sale of all or substantially all of the assets of such Party relating to the subject matter of this Agreement or (ii) an Affiliate of such Party; provided further that (a) with respect to an assignment to a successor

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

in interest, such assignment includes all rights and obligations under this Agreement, (b) such successor in interest or Affiliate shall have agreed as of such assignment or transfer to be bound by the terms of this Agreement in a writing provided to the non-assigning Party, and (c) where this Agreement is assigned or transferred to an Affiliate, the assigning Party remains responsible for the performance of this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the Parties’ successors and assigns. Any assignment or transfer in violation of the foregoing shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning, non-transferring Party shall not recognize, nor shall it be required to recognize, such assignment or transfer.”

(l)	Section 2 of Exhibit 1.68 of the Option Agreement, relating to Drug Candidate GI-6300, is hereby deleted in its entirety and replaced with the provisions set forth in Part 1 of Appendix C attached hereto. The portion of the table on Exhibit 1.68 of the Option Agreement relating to Drug Candidate GI-6300 is hereby deleted in its entirety and replaced with the provisions set forth in Part 2 of Appendix C attached hereto.

3.	Publicity. Each Party agrees not to issue any press release or other public statement related to this Agreement or the transactions contemplated hereby, except as permitted under Section 9.8 of the Option Agreement. Notwithstanding the previous sentence, GlobeImmune will be permitted to disclose to potential investors the fact that Celgene has taken a license from GlobeImmune to the GI-6300 Program, even if the potential investors are not bound by written obligations of confidentiality; provided that such disclosure may be made to potential investors for financing or partnering purposes only and, for the avoidance of doubt, may not be made in connection with discussions with news or industry reporting entities. Any other disclosures regarding this Agreement (including the financial details) or the transactions contemplated hereby will only be permitted as provided in Section 9.8 of the Option Agreement.

4.	Letter Agreement. The Parties acknowledge and agree that (a) the Parties entered into a letter agreement, dated July 23, 2012, that would have amended the Option Agreement; (b) the pre-conditions necessary to make the letter agreement effective were not achieved by the date required; and (c) no amendments to the Option Agreement under such letter agreement became effective, and the letter agreement is void by its terms.

5.	Definitions. Capitalized terms used herein but not defined herein shall have the definitions set forth in the Option Agreement.

6.	Assignment from Celgene U.S. to Alpine. The Parties agree that the assignment of rights under the Option Agreement from Celgene U.S. to Alpine, regardless of the effective date of such assignment, will be deemed to be made in compliance with the Option Agreement if made in compliance with Section 13.4 of the Option Agreement as amended by this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.	Effect on the Agreement. Except as otherwise amended by this Agreement, the Option Agreement shall remain in full force and effect as presently written, and the rights, duties, liabilities and obligations of the Parties, as presently constituted, will continue in full effect. In the event of any conflict between the terms of the Option Agreement and this Agreement, the terms of this Agreement shall govern but only to the extent necessary to accomplish its purpose.

8.	Incorporation. Article 13 of the Option Agreement (as amended by this Agreement) is hereby incorporated mutatis mutandis into this Agreement.

[Signature Page Follows]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, GlobeImmune, Celgene U.S., and Alpine have executed this GI-6300 Program License Agreement by their duly authorized representatives as of the GI-6300 Effective Date.

GLOBEIMMUNE, INC.		CELGENE CORPORATION

By:	s/ Timothy C. Rodell	By:	/s/ Perry Karsen

Name:	Timothy C. Rodell, M.D.	Name:	Perry Karsen

Title:	President and CEO	Title:	EVP, Chief Operations Officer

CELGENE ALPINE INVESTMENT CO., LLC

By:	Celgene International Sàrl, its sole member

	By:	/s/ Paul D’Angio

	Name:	Paul D’Angio

	Title:	Director of Celgene
International Sárl

	By:	/s/ Jonathan Biller

	Name:	Jonathan Biller

	Title:	Director of Celgene
International Sárl

[Signature Page to GI-6300 Program License Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix A

GlobeImmune Licensed Patents

as of the GI-6300 Effective Date

Patents and Patent Applications Owned or Co-Owned by GlobeImmune:

GI Docket No.	Application No. Filing Date	Country	Status	Owners or Co- Owners

[* 6 pages of text omitted]

Patents and Patent Applications Licensed from The Regents of the University of Colorado:

GI Docket No.	Application No. Filing Date	Country	Status

[* 1 page of text omitted]

Patents Licensed from Washington Research Foundation:

Application No. Filing Date	Country	Status

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix B

Platform Patents

as of the GI-6300 Effective Date

Patents and Patent Applications Owned or Co-Owned by GlobeImmune:

GI Docket No.	Application No. Filing Date	Country	Status	Owners or Co- Owners

[* 5 pages of text omitted]

Patents and Patent Applications Licensed from The Regents of the University of Colorado:

GI Docket No.	Application No. Filing Date	Country	Status

[* 1 page of text omitted]

Patents Licensed from Washington Research Foundation:

Application No. Filing Date	Country	Status

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix C

Part 1

[* 1 page of text omitted]

Part 2

[* 1 page of text omitted]